MARKETPLACELIVE
THE CROSSROADS OF THE DIGITAL WORLD

# Global. Connected. Sustainable.

3Q
19

## Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	Third Quarter 2019

Financial Supplement
Corporate Information	Third Quarter 2019

Corporate Profile
Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of September 30, 2019, the company's 223 data centers, including 41 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty's portfolio is comprised of approximately 30.2 million square feet, excluding approximately 3.6 million square feet of space under active development and 2.3 million square feet of space held for future development, located throughout North America, Europe, Latin America, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
Chief Executive Officer: A. William Stein
Chief Financial Officer: Andrew P. Power
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Executive Vice President, Global Sales & Marketing: Corey J. Dyer
Executive Vice President, Operations: Erich J. Sanchack

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.digitalrealty.com
(Please proceed to the Investor Relations section)

Analyst Coverage

Bank of America
Argus Research	BMO Capital Markets	Merrill Lynch	Barclays Capital	Berenberg
Jacob Kilstein	Ari Klein	Michael Funk	Ross Smotrich	Nate Crossett
(646) 747-5447	(212) 885-4103	(646) 855-5664	(212) 526-2306	(646) 949-9030

Citigroup	Cowen & Company	Credit Suisse	Green Street Advisors	Guggenheim Securities
Michael Rollins	Colby Synesael	Sami Badri	Lukas Hartwich	Robert Gutman
(212) 816-1116	(646) 562-1355	(212) 538-1727	(949) 640-8780	(212) 518-9148

J.P. Morgan	Jefferies	KeyBanc Capital	MoffettNathanson	Morgan Stanley
Richard Choe	Jonathan Petersen	Jordan Sadler	Nick Del Deo	Simon Flannery
(212) 662-6708	(212) 284-1705	(917) 368-2280	(212) 519-0025	(212) 761-6432

Morningstar	New Street Research	RBC Capital Markets	Raymond James	Robert W. Baird
Matthew Dolgin	Spencer Kurn	Jonathan Atkin	Frank Louthan	David Rodgers
(312) 696-6783	(212) 921-2067	(415) 633-8589	(404) 442-5867	(216) 737-7341

Stifel	SunTrust	UBS	Wells Fargo	William Blair
Erik Rasmussen	Gregory Miller	John Hodulik	Jennifer Fritzsche	James Breen
(212) 271-3461	(212) 303-4169	(212) 713-4226	(312) 920-3548	(617) 235-7513

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	Third Quarter 2019

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series C Preferred Stock:	DLRPRC
Series G Preferred Stock:	DLRPRG
Series I Preferred Stock:	DLRPRI
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	Three Months Ended
	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18
High price	$130.10	$125.19	$120.93	$117.87	$125.10
Low price	$110.84	$111.90	$100.05	$100.57	$110.80
Closing price, end of quarter	$129.81	$117.79	$119.00	$106.55	$112.48
Average daily trading volume	1,155,865	1,099,390	1,472,260	1,543,927	1,192,244
Indicated dividend per common share (1)	$4.32	$4.32	$4.32	$4.04	$4.04
Closing annual dividend yield, end of quarter	3.3%	3.7%	3.6%	3.8%	3.6%
Shares and units outstanding, end of quarter (2)	217,727,225	217,694,587	217,687,598	217,006,540	214,607,642
Closing market value of shares and units outstanding (3)	$28,263,171	$25,642,246	$25,904,824	$23,122,047	$24,139,068

(1)	On an annualized basis.

(2)
As of September 30, 2019, the total number of shares and units includes 208,583,244 shares of common stock, 7,101,268 common units held by third parties and 2,042,713 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series I, series J, and series K cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 9,775,000 shares of common stock that may be issued upon full physical settlement of the September 2018 forward sales agreements.

(3)	Dollars in thousands as of the end of the quarter.
This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of September 30, 2019	Third Quarter 2019

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	208,583,244	95.8%
Third-Party Unitholders	7,101,268	3.3%
Directors, Officers and Others (3)	2,042,713	0.9%
Total	217,727,225	100.0%

(1)	Includes properties owned by joint ventures.

(2)
The total number of units includes 208,583,244 general partnership common units, 7,101,268 common units held by third parties and 2,042,713 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series I, series J, and series K cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 9,775,000 shares of common stock that may be issued upon full physical settlement of the September 2018 forward sales agreements.

(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2019

Shares and Units at End of Quarter	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18
Common shares outstanding	208,583,244	208,324,538	208,214,139	206,425,656	206,267,055
Common units outstanding	9,143,981	9,370,049	9,473,459	10,580,884	8,340,587
Total Shares and Partnership Units	217,727,225	217,694,587	217,687,598	217,006,540	214,607,642

Enterprise Value
Market value of common equity (1)	$28,263,171	$25,642,246	$25,904,824	$23,122,047	$24,139,068
Liquidation value of preferred equity	1,111,250	1,111,250	1,476,250	1,266,250	1,266,250
Total debt at balance sheet carrying value	10,924,035	10,842,578	10,279,656	11,101,479	9,179,871
Total Enterprise Value	$40,298,456	$37,596,074	$37,660,730	$35,489,776	$34,585,189
Total debt / total enterprise value	27.1%	28.8%	27.3%	31.3%	26.5%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$19,240,336	$20,141,190	$19,666,056	$19,014,993	$17,981,293
Total Assets	23,172,765	23,430,091	23,342,067	23,766,695	21,462,110
Total Liabilities	12,942,820	12,939,027	12,341,890	12,892,653	10,681,095

Selected Operating Data
Total operating revenues	$806,466	$800,797	$814,515	$778,267	$768,924
Total operating expenses	641,699	651,825	672,972	655,420	629,859
Interest expense	84,574	86,051	101,552	84,883	80,851
Net income	67,574	61,324	120,997	52,597	90,264
Net income available to common stockholders	49,827	31,738	95,869	31,230	67,268

Financial Ratios
EBITDA (2)	$431,311	$433,890	$526,059	$411,200	$444,508
Adjusted EBITDA (3)	473,344	468,498	483,063	464,165	457,242
Net Debt to Adjusted EBITDA (4)	6.1x	6.1x	5.5x	6.2x	5.2x
GAAP interest expense	84,574	86,051	101,552	84,883	80,851
Fixed charges (5)	111,343	112,373	133,545	114,827	111,055
Interest coverage ratio (6)	5.0x	4.9x	4.3x	4.9x	5.0x
Fixed charge coverage ratio (7)	4.3x	4.2x	3.6x	4.0x	4.1x

Profitability Measures
Net income per common share - basic	$0.24	$0.15	$0.46	$0.15	$0.33
Net income per common share - diluted	$0.24	$0.15	$0.46	$0.15	$0.33
Funds from operations (FFO) / diluted share and unit (8)	$1.59	$1.53	$1.92	$1.54	$1.57
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.67	$1.64	$1.73	$1.68	$1.63
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.48	$1.50	$1.53	$1.44	$1.54
Dividends per share and common unit	$1.08	$1.08	$1.08	$1.01	$1.01
Diluted FFO payout ratio (8) (10)	67.7%	70.7%	56.4%	65.6%	64.2%
Diluted Core FFO payout ratio (8) (11)	64.7%	65.9%	62.4%	60.1%	62.0%
Diluted AFFO payout ratio (9) (12)	72.9%	71.8%	70.5%	70.1%	65.4%

Portfolio Statistics
Data Centers (13)	211	220	215	214	198
Cross-connects (14)	80,400	79,700	79,000	78,000	77,000
Net rentable square feet, excluding development space (13)	28,802,763	29,871,498	29,551,498	29,134,633	27,918,778
Occupancy at end of quarter (15)	87.4%	87.8%	88.6%	89.0%	89.5%
Occupied square footage	25,168,859	26,231,209	26,181,004	25,935,668	25,001,127
Space under active development (16)	3,592,750	3,296,821	3,227,275	3,350,848	3,634,830
Space held for development (17)	2,267,926	2,005,804	2,095,868	2,056,799	1,816,366
Weighted average remaining lease term (years) (18)	5.3	5.3	5.3	4.6	4.5
Same-capital occupancy at end of quarter (15) (19)	87.5%	88.4%	89.4%	89.8%	90.9%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2019

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, series J, and series K cumulative redeemable preferred stock upon certain change of control transactions, as applicable.

(2)
EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 38. For a reconciliation of net income available to common stockholders to EBITDA, see page 37.

(3)
Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 38. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 37.

(4)
Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt, less cash and cash equivalents, divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(8)	For definitions and discussion of FFO and core FFO, see page 38. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 13.

(9)	For a definition and discussion of AFFO, see page 38. For a reconciliation of core FFO to AFFO, see page 14.

(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale.

(14)	Represents approximate amounts.

(15)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.

(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 30). Excludes buildings held-for-sale.

(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34). Excludes buildings held-for-sale.

(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(19)
Represents buildings owned as of December 31, 2017 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2018-2019, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	Third Quarter 2019

DIGITAL REALTY REPORTS THIRD QUARTER 2019 RESULTS

San Francisco, CA — October 29, 2019 — Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the third quarter of 2019. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported net income available to common stockholders of $0.24 per share in 3Q19, compared to $0.33 in 3Q18

•	Reported FFO per share of $1.59 in 3Q19, compared to $1.57 in 3Q18

•	Reported core FFO per share of $1.67 in 3Q19, compared to $1.63 in 3Q18

•	Signed total bookings during 3Q19 expected to generate $69 million of annualized GAAP rental revenue, including an $8 million contribution from interconnection

•	Revised 2019 core FFO per share outlook from $6.60 - $6.70 to $6.55 - $6.65, reflecting the expected closing of the $1.0 billion joint venture with Mapletree in early November

Financial Results
Digital Realty reported revenues for the third quarter of 2019 of $806 million, a 1% increase from the previous quarter and a 5% increase from the same quarter last year.
The company delivered third quarter of 2019 net income of $68 million, and net income available to common stockholders of $50 million, or $0.24 per diluted share, compared to $0.15 per diluted share in the previous quarter and $0.33 per diluted share in the same quarter last year.
Digital Realty generated third quarter of 2019 adjusted EBITDA of $473 million, a 1% increase from the previous quarter and a 4% increase over the same quarter last year (reflecting the January 1, 2019 adoption of FASB Accounting Standard Codification Topic 842, Leases).
The company reported third quarter of 2019 funds from operations of $349 million, or $1.59 per share, compared to $1.53 per share in the previous quarter and $1.57 per share in the same quarter last year.
Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered third quarter of 2019 core FFO per share of $1.67, a 2% increase from $1.64 per share in the previous quarter, and a 2% increase from $1.63 per share in the same quarter last year.

Leasing Activity
“In the third quarter, we signed total bookings expected to generate $69 million of annualized GAAP rental revenue, including an $8 million contribution from interconnection,” said Chief Executive Officer A. William Stein. “We continued to execute well, with record new logos and the third-best bookings in the company’s history, close on the heels of our second-highest in the prior quarter. We also made progress on key strategic priorities, extending our global footprint, expanding our sustainability initiatives and optimizing the portfolio while advancing our private capital program and further strengthening our balance sheet. Looking ahead, we are confident that our global, multi-product platform will continue to deliver sustainable growth for all stakeholders.”
The weighted-average lag between leases signed during the third quarter of 2019 and the contractual commencement date was five months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $152 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the third quarter of 2019 rolled up 7.2% on a cash basis and up 10.1% on a GAAP basis.

Digital Realty Trust
Earnings Release	Third Quarter 2019

New leases signed during the third quarter of 2019 are summarized by region and product type as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
Turn-Key Flex	$40,097	356,759	$112	34.8	$96
Powered Base Building	72	—	—	—	—
Colocation	5,987	17,260	347	1.8	276
Non-Technical	154	7,346	21	—	—
Total	$46,310	381,365	$121	36.6	$105

Europe (1)
Turn-Key Flex	$5,094	40,811	$125	3.5	$123
Colocation	1,236	4,460	277	0.3	333
Non-Technical	120	2,815	42	—	—
Total	$6,450	48,086	$134	3.8	$140

Asia Pacific (1)
Turn-Key Flex	$7,536	36,225	$208	3.9	$161
Colocation	210	235	893	—	426
Non-Technical	101	1,766	57	—	—
Total	$7,847	38,226	$205	3.9	$164

Interconnection	$8,009	N/A	N/A	N/A	N/A

Grand Total	$68,616	467,677	$130	44.3	$113

Note: Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended September 30, 2019.

Investment Activity
During the third quarter of 2019, Digital Realty closed on the acquisition of a 22,000 square foot land parcel located in Seoul, South Korea for approximately $15 million. The site is located within the Sangam Digital Media City in northwest Seoul, a newly developed urban planning zone focused on technology and media companies, designed to promote South Korea's digital economy. Upon completion, the new facility is expected to support up to 12 megawatts of critical IT capacity. Construction is expected to commence within the coming months and to be complete in 2021.
During the third quarter of 2019, Digital Realty entered into definitive agreements with affiliates of Mapletree Investments Pte Ltd and Mapletree Industrial Trust for the sale of ten Powered Base Buildings® and the establishment of a joint venture on three existing data centers. The Powered Base Buildings® will be sold for a total purchase price of approximately $557 million, representing a 6.6% cap rate on expected 2020 net operating income of $37 million. Separately, an entity jointly owned by Mapletree Investments and Mapletree Industrial Trust will purchase an 80% interest, and Digital Realty will retain a 20% interest, in a joint venture on three fully stabilized hyper-scale facilities located in Ashburn, Virginia. Mapletree Investments and Mapletree Industrial Trust will acquire its 80% stake for approximately $811 million, valuing these three assets at approximately $1.0 billion. These three facilities are fully leased and are expected to generate 2020 cash net operating income of approximately $61 million, representing a 6.0% cap rate. Digital Realty will continue to operate and manage these facilities, and the transaction will be completely seamless from a customer perspective. The transactions are expected to close in late 2019 or early 2020 and are subject to customary closing conditions.

Balance Sheet
Digital Realty had approximately $10.9 billion of total debt outstanding as of September 30, 2019, comprised of $10.8 billion of unsecured debt and approximately $0.1 billion of secured debt. At the end of the third quarter of 2019, net debt-to-adjusted EBITDA was 6.1x, debt-plus-preferred-to-total enterprise value was 29.9% and fixed charge coverage was 4.3x. Pro forma for settlement of the $1.1 billion forward equity offering and $1.4 billion of proceeds from the Mapletree transaction, net debt-to-adjusted EBITDA was 5.0x and fixed charge coverage was 4.4x.
Subsequent to the end of the quarter, Digital Realty closed an offering of 13,800,000 shares of 5.20% Series L Cumulative Redeemable Preferred Stock (including 1,800,000 shares from the exercise of the underwriters' over-allotment option) at a price of $25.00 per share, generating gross proceeds of approximately $345 million.
Subsequent to quarter-end, Digital Realty also closed a €500 million (approximately $550 million) Euro-denominated offering of 8.5-year senior unsecured notes due 2028 at 1.125%.

Digital Realty Trust
Earnings Release	Third Quarter 2019

2019 Outlook
Digital Realty revised its 2019 core FFO per share outlook from $6.60 - $6.70 to $6.55 - $6.65. The assumptions underlying this guidance are summarized in the following table.

	As of	As of	As of	As of	As of
Top-Line and Cost Structure	January 8, 2019	February 5, 2019	April 25, 2019	July 30, 2019	October 29, 2019
Total revenue	$3.2 - $3.3 billion	$3.2 - $3.3 billion	$3.2 - $3.3 billion	$3.2 - $3.3 billion	$3.2 billion
Net non-cash rent adjustments (1)	($5 - $15 million)	($5 - $15 million)	($5 - $15 million)	($5 - $15 million)	($25 - $30 million)
Adjusted EBITDA margin	57.0% - 59.0%	57.0% - 59.0%	57.0% - 59.0%	57.0% - 59.0%	58.0% - 59.0%
G&A margin	6.0% - 7.0%	6.0% - 7.0%	6.0% - 7.0%	6.0% - 7.0%	6.0% - 7.0%

Internal Growth
Rental rates on renewal leases
Cash basis	Down high-single-digits	Down high-single-digits	Down high-single-digits	Down mid-single-digits	Slightly negative
GAAP basis	Slightly positive	Slightly positive	Slightly positive	Slightly positive	Up mid-single-digits
Year-end portfolio occupancy	+/- 50 bps	+/- 50 bps	+/- 50 bps	+/- 50 bps	- 150 bps
"Same-capital" cash NOI growth (2)	+/- 2.0%	+/- 2.0%	-2.0% to -4.0%	-2.0% to -4.0%	-2.0% to -4.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.30	$1.20 - $1.30	$1.20 - $1.30	$1.20 - $1.30	$1.20 - $1.30
U.S. Dollar / Euro	$1.10 - $1.20	$1.10 - $1.20	$1.10 - $1.20	$1.10 - $1.20	$1.10 - $1.20

External Growth
Dispositions
Dollar volume	N/A	N/A	N/A	N/A	$811 million
Cap rate	N/A	N/A	N/A	N/A	6.0%
Development
CapEx	$1.2 - $1.4 billion	$1.2 - $1.4 billion	$1.2 - $1.4 billion	$1.2 - $1.4 billion	$1.2 - $1.4 billion
Average stabilized yields	9.0% - 12.0%	9.0% - 12.0%	9.0% - 12.0%	9.0% - 12.0%	9.0% - 12.0%
Enhancements and other non-recurring CapEx (3)	$30 - $40 million	$30 - $40 million	$30 - $40 million	$30 - $40 million	$5 - $10 million
Recurring CapEx + capitalized leasing costs (4)	$145 - $155 million	$145 - $155 million	$145 - $155 million	$160 - $170 million	$160 - $170 million

Balance Sheet
Long-term debt issuance
Dollar amount	$0.5 - $1.0 billion	$1.0 - $1.5 billion	$1.5 - $2.0 billion	$2.3 billion	$2.9 billion
Pricing	3.50% - 5.00%	2.50% - 5.00%	2.75% - 3.75%	3.03%	2.67%
Timing	Early-to-mid 2019	Early-to-mid 2019	Early-to-mid 2019	Early-to-mid 2019	Early-to-mid 2019
Preferred equity issuance
Dollar amount	N/A	N/A	N/A	N/A	$555 million
Pricing	N/A	N/A	N/A	N/A	5.45%
Timing	N/A	N/A	N/A	N/A	Mid-2019

Net income per diluted share	$1.40 - $1.45	$1.40 - $1.45	$1.65 - $1.70	$1.50 - $1.55	$2.40 - $2.45
Real estate depreciation and (gain) / loss on sale	$5.15 - $5.15	$5.15 - $5.15	$5.00 - $5.10	$5.10 - $5.10	$4.15 - $4.15
Funds From Operations / share (NAREIT-Defined)	$6.55 - $6.60	$6.55 - $6.60	$6.65 - $6.80	$6.60 - $6.65	$6.55 - $6.60
Non-core expenses and revenue streams	$0.05 - $0.10	$0.05 - $0.10	($0.05 - $0.10)	$0.00 - $0.05	$0.00 - $0.05
Core Funds From Operations / share	$6.60 - $6.70	$6.60 - $6.70	$6.60 - $6.70	$6.60 - $6.70	$6.55 - $6.65
Foreign currency translation adjustments	$0.05 - $0.15	$0.05 - $0.15	$0.05 - $0.15	$0.05 - $0.15	$0.05 - $0.15
Constant-Currency Core FFO / share	$6.65 - $6.85	$6.65 - $6.85	$6.65 - $6.85	$6.65 - $6.85	$6.60 - $6.80

(1)
Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rent expense, as well as the amortization of above- and below-market leases (i.e., FAS 141 adjustments).

(2)
The "same-capital" pool includes properties owned as of December 31, 2017 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2018-2019, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.

(3)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.

(4)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Digital Realty Trust
Earnings Release	Third Quarter 2019

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO, and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call
Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on October 29, 2019, a presentation will be posted to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's third quarter 2019 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 3707672 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available after the call until November 29, 2019. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10135281. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty supports the data center, colocation and interconnection strategies of more than 2,000 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Latin America, Asia and Australia. Digital Realty's clients include domestic and international companies of all sizes, ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products.

Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty
(415) 738-6500
John J. Stewart
Investor Relations
Digital Realty
(415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Third Quarter 2019

	Three Months Ended					Nine Months Ended
	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Sep-19	30-Sep-18
Rental revenues	$564,975	$565,925	$585,425	$555,816	$541,073	$1,716,325	$1,606,554
Tenant reimbursements - Utilities	114,719	106,409	102,569	102,641	105,822	323,697	304,482
Tenant reimbursements - Other	57,466	62,820	55,868	53,090	57,282	176,154	164,424
Interconnection & other	65,312	64,232	68,168	63,803	62,760	197,712	185,903
Fee income	3,994	925	1,921	2,896	1,469	6,840	4,945
Other	—	486	564	21	518	1,050	1,903
Total Operating Revenues	$806,466	$800,797	$814,515	$778,267	$768,924	$2,421,778	$2,268,211

Utilities	$132,565	$123,398	$124,334	$122,108	$127,239	$380,297	$354,939
Rental property operating	126,866	128,634	130,620	133,024	118,732	386,120	346,994
Property taxes	38,255	41,482	37,315	32,098	34,871	117,052	97,418
Insurance	3,103	3,441	2,991	2,412	2,653	9,535	8,990
Depreciation & amortization	286,718	290,562	311,486	299,362	293,957	888,766	887,534
General & administration	49,862	52,318	51,976	38,801	40,997	154,156	121,563
Severance, equity acceleration, and legal expenses	123	665	1,483	602	645	2,271	2,701
Transaction and integration expenses	4,115	4,210	2,494	25,917	9,626	10,819	19,410
Impairment of investments in real estate	—	—	5,351	—	—	5,351	—
Other expenses	92	7,115	4,922	1,096	1,139	12,129	1,722
Total Operating Expenses	$641,699	$651,825	$672,972	$655,420	$629,859	$1,966,496	$1,841,271

Operating Income	$164,767	$148,972	$141,543	$122,847	$139,065	$455,282	$426,940

Equity in earnings of unconsolidated joint ventures	($19,269)	$6,962	$9,217	$9,245	$8,886	($3,090)	$23,734
Gain on sale / deconsolidation	—	—	67,497	7	26,577	67,497	80,042
Interest and other income	16,842	16,980	21,444	1,106	(981)	55,266	2,375
Interest (expense)	(84,574)	(86,051)	(101,552)	(84,883)	(80,851)	(272,177)	(236,646)
Tax benefit (expense)	(4,826)	(4,634)	(4,266)	5,843	(2,432)	(13,726)	(7,927)
Loss from early extinguishment of debt	(5,366)	(20,905)	(12,886)	(1,568)	—	(39,157)	—
Net Income	$67,574	$61,324	$120,997	$52,597	$90,264	$249,895	$288,518

Net (income) loss attributable to noncontrolling interests	(1,077)	(1,156)	(4,185)	(1,038)	(2,667)	(6,418)	(8,831)
Net Income Attributable to Digital Realty Trust, Inc.	$66,497	$60,168	$116,812	$51,559	$87,597	$243,477	$279,687

Preferred stock dividends, including undeclared dividends	(16,670)	(16,670)	(20,943)	(20,329)	(20,329)	(54,283)	(60,987)
Issuance costs associated with redeemed preferred stock	—	(11,760)	—	—	—	(11,760)	—

Net Income Available to Common Stockholders	$49,827	$31,738	$95,869	$31,230	$67,268	$177,434	$218,700

Weighted-average shares outstanding - basic	208,421,470	208,284,407	207,809,383	206,345,138	206,118,472	208,173,995	205,931,031
Weighted-average shares outstanding - diluted	209,801,771	209,435,572	208,526,249	207,113,100	206,766,256	209,199,535	206,555,627
Weighted-average fully diluted shares and units	218,755,597	218,497,318	217,756,161	215,417,085	214,937,168	218,280,351	214,824,010

Net income per share - basic	$0.24	$0.15	$0.46	$0.15	$0.33	$0.85	$1.06
Net income per share - diluted	$0.24	$0.15	$0.46	$0.15	$0.33	$0.85	$1.06

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2019

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Nine Months Ended
	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Sep-19	30-Sep-18

Net Income Available to Common Stockholders	$49,827	$31,738	$95,869	$31,230	$67,268	$177,434	$218,700
Adjustments:
Non-controlling interests in operating partnership	2,300	1,400	4,300	1,300	2,700	8,000	8,880
Real estate related depreciation & amortization (1)	283,090	286,915	307,864	295,724	290,757	877,869	878,193
Unconsolidated JV real estate related depreciation & amortization	13,612	13,623	3,851	3,615	3,775	31,086	10,973
(Gain) on real estate transactions	—	—	—	(7)	(26,577)	—	(80,042)
Impairment of investments in real estate	—	—	5,351	—	—	5,351	—
Funds From Operations	$348,829	$333,676	$417,235	$331,862	$337,923	$1,099,740	$1,036,704

Funds From Operations - diluted	$348,829	$333,676	$417,235	$331,862	$337,923	$1,099,740	$1,036,704

Weighted-average shares and units outstanding - basic	217,375	217,346	217,039	214,649	214,289	217,255	214,199
Weighted-average shares and units outstanding - diluted (2)	218,756	218,497	217,756	215,417	214,937	218,280	214,824

Funds From Operations per share - basic	$1.60	$1.54	$1.92	$1.55	$1.58	$5.06	$4.84

Funds From Operations per share - diluted (2)	$1.59	$1.53	$1.92	$1.54	$1.57	$5.04	$4.83

	Three Months Ended					Nine Months Ended
Reconciliation of FFO to Core FFO	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Sep-19	30-Sep-18

Funds From Operations - diluted	$348,829	$333,676	$417,235	$331,862	$337,923	$1,099,740	$1,036,704
Adjustments:
Termination fees and other non-core revenues (3)	(16,792)	(16,826)	(14,445)	(21)	(518)	(48,063)	(5,039)
Transaction and integration expenses	4,115	4,210	2,494	25,917	9,626	10,819	19,410
Loss from early extinguishment of debt	5,366	20,905	12,886	1,568	—	39,157	—
Issuance costs associated with redeemed preferred stock	—	11,760	—	—	—	11,760	—
Severance, equity acceleration, and legal expenses (4)	123	665	1,483	602	645	2,271	2,701
(Gain) / Loss on FX revaluation	23,136	(4,251)	9,604	—	—	28,489	—
(Gain) on contribution to unconsolidated joint venture, net of related tax	—	—	(58,497)	—	—	(58,497)	—
Other non-core expense adjustments	92	7,115	4,922	1,471	2,269	12,129	2,852
Core Funds From Operations - diluted	$364,869	$357,254	$375,682	$361,399	$349,945	$1,097,805	$1,056,628

Weighted-average shares and units outstanding - diluted (2)	218,756	218,497	217,756	215,417	214,937	218,280	214,824

Core Funds From Operations per share - diluted (2)	$1.67	$1.64	$1.73	$1.68	$1.63	$5.03	$4.92

(1) Real Estate Related Depreciation & Amortization:	Three Months Ended					Nine Months Ended
	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Sep-19	30-Sep-18

Depreciation & amortization per income statement	$286,718	$290,562	$311,486	$299,362	$293,957	$888,766	$887,534
Non-real estate depreciation	(3,628)	(3,647)	(3,622)	(3,638)	(3,200)	(10,897)	(9,341)

Real Estate Related Depreciation & Amortization	$283,090	$286,915	$307,864	$295,724	$290,757	$877,869	$878,193

(2)
For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, and series K preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, and series K preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and the share count detail section of the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding.

(3)	Includes lease termination fees and certain other adjustments that are not core to our business.

(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2019

	Three Months Ended					Nine Months Ended
Reconciliation of Core FFO to AFFO	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Sep-19	30-Sep-18

Core FFO available to common stockholders and unitholders	$364,869	$357,254	$375,682	$361,399	$349,945	$1,097,805	$1,056,628
Adjustments:
Non-real estate depreciation	3,628	3,647	3,622	3,638	3,200	10,897	9,341
Amortization of deferred financing costs	2,900	2,905	4,493	3,128	3,066	10,298	9,079
Amortization of debt discount/premium	466	515	760	971	902	1,741	2,659
Non-cash stock-based compensation expense	8,906	9,468	7,592	5,609	5,823	25,966	19,741
Straight-line rental revenue	(12,764)	(13,033)	(15,979)	(11,157)	(10,511)	(41,776)	(29,266)
Straight-line rental expense	(209)	318	1,235	2,052	2,482	1,342	7,698
Above- and below-market rent amortization	2,824	3,954	6,210	6,521	6,552	12,988	20,012
Deferred tax expense	(1,418)	(979)	(15,397)	(8,835)	(1,783)	(17,794)	(3,135)
Leasing compensation & internal lease commissions (1)	3,254	4,025	3,581	(5,160)	(5,153)	10,860	(15,847)
Recurring capital expenditures (2)	(48,408)	(39,515)	(38,059)	(47,951)	(22,500)	(125,982)	(84,275)

AFFO available to common stockholders and unitholders (3)	$324,048	$328,559	$333,740	$310,215	$332,023	$986,345	$992,635

Weighted-average shares and units outstanding - basic	217,375	217,346	217,039	214,649	214,289	217,255	214,199
Weighted-average shares and units outstanding - diluted (4)	218,756	218,497	217,756	215,417	214,937	218,280	214,824

AFFO per share - diluted (4)	$1.48	$1.50	$1.53	$1.44	$1.54	$4.52	$4.62

Dividends per share and common unit	$1.08	$1.08	$1.08	$1.01	$1.01	$3.24	$3.03

Diluted AFFO Payout Ratio	72.9%	71.8%	70.5%	70.1%	65.4%	71.7%	65.6%

	Three Months Ended					Nine Months Ended
Share Count Detail	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Sep-19	30-Sep-18

Weighted Average Common Stock and Units Outstanding	217,375	217,346	217,039	214,649	214,289	217,255	214,199
Add: Effect of dilutive securities	1,381	1,151	717	768	648	1,025	625

Weighted Avg. Common Stock and Units Outstanding - diluted	218,756	218,497	217,756	215,417	214,937	218,280	214,824

(1)	The company adopted ASC 842 in the first quarter of 2019.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.

(4)
For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, and series K preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, and series K preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Third Quarter 2019

	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18
Assets
Investments in real estate:
Real estate	$16,407,080	$17,324,416	$16,988,322	$17,055,017	$16,062,402
Construction in progress	1,647,130	1,685,056	1,584,327	1,621,927	1,464,010
Land held for future development	150,265	152,368	163,081	162,941	284,962
Investments in real estate	$18,204,475	$19,161,840	$18,735,730	$18,839,885	$17,811,374
Accumulated depreciation and amortization	(4,298,629)	(4,312,357)	(4,124,002)	(3,935,267)	(3,755,596)
Net Investments in Properties	$13,905,846	$14,849,483	$14,611,728	$14,904,618	$14,055,778
Investment in unconsolidated joint ventures	1,035,861	979,350	930,326	175,108	169,919
Net Investments in Real Estate	$14,941,707	$15,828,833	$15,542,054	$15,079,726	$14,225,697

Cash and cash equivalents	$7,190	$33,536	$123,879	$126,700	$46,242
Accounts and other receivables (1)	304,712	320,938	328,009	299,621	308,709
Deferred rent	471,516	491,486	479,640	463,248	454,412
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	2,245,017	2,499,564	2,580,624	3,144,395	2,734,158
Acquired above-market leases, net	84,315	94,474	106,044	119,759	135,127
Goodwill	3,338,168	3,353,538	3,358,463	4,348,007	3,373,342
Assets associated with real estate held for sale	967,527	—	—	—	—
Operating lease right-of-use assets (2)	634,085	648,952	660,586	—	—
Other assets	178,528	158,770	162,768	185,239	184,423
Total Assets	$23,172,765	$23,430,091	$23,342,067	$23,766,695	$21,462,110

Liabilities and Equity
Global unsecured revolving credit facilities	$1,833,512	$1,417,675	$842,975	$1,647,735	$590,289
Unsecured term loans	796,232	807,922	807,726	1,178,904	1,352,969
Unsecured senior notes, net of discount	8,189,138	8,511,656	8,523,462	7,589,126	7,130,541
Secured debt, net of premiums	105,153	105,325	105,493	685,714	106,072
Operating lease liabilities (2)	699,381	714,256	725,470	—	—
Accounts payable and other accrued liabilities	938,740	984,812	922,571	1,164,509	1,059,355
Accrued dividends and distributions	—	—	—	217,241	—
Acquired below-market leases	153,422	183,832	192,667	200,113	208,202
Security deposits and prepaid rent	203,708	213,549	221,526	209,311	233,667
Liabilities associated with assets held for sale	23,534	—	—	—	—
Total Liabilities	$12,942,820	$12,939,027	$12,341,890	$12,892,653	$10,681,095

Redeemable non-controlling interests - operating partnership	19,090	17,344	17,678	15,832	17,553

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Perpetual Preferred Stock (3)	$219,250	$219,250	$219,250	$219,250	$219,250
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	—	—	353,290	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (6)	242,012	242,012	242,012	242,012	242,012
Series J Cumulative Redeemable Preferred Stock (7)	193,540	193,540	193,540	193,540	193,540
Series K Cumulative Redeemable Preferred Stock (8)	203,264	203,264	203,423	—	—
Common Stock: $0.01 par value per share, 315,000,000 shares authorized (9)	2,069	2,067	2,066	2,051	2,049
Additional paid-in capital	11,540,980	11,511,519	11,492,766	11,355,751	11,333,035
Dividends in excess of earnings	(3,136,668)	(2,961,307)	(2,767,708)	(2,633,071)	(2,455,189)
Accumulated other comprehensive (loss), net	(68,625)	(89,588)	(91,699)	(115,647)	(103,201)
Total Stockholders' Equity	$9,437,290	$9,562,225	$10,088,408	$9,858,644	$10,026,254

Noncontrolling Interests
Noncontrolling interest in operating partnership	$732,314	$756,050	$772,931	$906,510	$671,269
Noncontrolling interest in consolidated joint ventures	41,251	155,445	121,160	93,056	65,939

Total Noncontrolling Interests	$773,565	$911,495	$894,091	$999,566	$737,208

Total Equity	$10,210,855	$10,473,720	$10,982,499	$10,858,210	$10,763,462

Total Liabilities and Equity	$23,172,765	$23,430,091	$23,342,067	$23,766,695	$21,462,110

(1)	Net of allowance for doubtful accounts of $13,239 and $11,554, as of September 30, 2019 and December 31, 2018, respectively.

(2)
Adoption of the new lease accounting standard required that we adjust the consolidated balance sheet to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See our quarterly report on Form 10-Q filed on May 10, 2019 for additional information.

(3)
Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $201,250 and $201,250 liquidation preference, respectively ($25.00 per share), 8,050,000 and 8,050,000 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $0 and $365,000 liquidation preference, respectively ($25.00 per share), 0 and 14,600,000 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively. Redeemed on April 1, 2019.

(6)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively.

(7)
Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively.

(8)
Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $0 liquidation preference, respectively ($25.00 per share), 8,400,000 and 0 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively.

(9)	Common Stock: 208,583,244 and 206,425,656 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Third Quarter 2019

Consolidated Data Centers Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$353,118
Turn-Key Flex® (4)	1,197,007
Powered Base Building® (4)	207,304
Colo & Non-tech (4)	118,157
Internet Gateway Leaseholds (4)	90,618
Total Cash NOI, Annualized	$1,966,204
less: Partners' share of consolidated JVs	39
Acquisitions / dispositions / expirations	(9,505)
3Q19 carry-over & remaining FY19 backlog cash NOI (stabilized) (5)	29,322
Total Consolidated Cash NOI, Annualized	$1,986,060

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI (3)(6)
Turn-Key Flex®	$101,133
Powered Base Building®	9,328
Total Unconsolidated Cash NOI, Annualized	$110,461

Other Income
Development and Management Fees (net), Annualized	$15,976

Other Assets
Pre-stabilized inventory, at cost (7)	$439,208
Land held for development	150,265
Development CIP (8)	1,647,130
less: Investment associated with FY19 Backlog NOI	(89,853)
Cash and cash equivalents	7,190
Accounts and other receivables, net	304,712
Other assets	178,528
less: Partners' share of consolidated JV assets	(26)
Total Other Assets	$2,637,154

Liabilities
Global unsecured revolving credit facilities	$1,846,026
Unsecured term loans	799,533
Unsecured senior notes	8,249,048
Secured debt, excluding premiums	105,299
Accounts payable and other accrued liabilities (9)	938,740
Security deposits and prepaid rents	203,708
Liabilities associated with assets held for sale	23,534
Backlog NOI cost to complete (10)	30,226
Preferred stock, at liquidation value	1,111,250
Digital Realty's share of unconsolidated JV debt	590,846
Total Liabilities	$13,898,210

Diluted Shares and Units Outstanding	219,108

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 39.

(3)
Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 3Q19 Cash NOI of $1,966.2 million. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.

(5)
Estimated cash NOI related to signed leasing expected to commence through December 31, 2019. Includes Digital Realty's share of signed leases at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

(6)	For a reconciliation of Digital Realty's pro rata share of unconsolidated joint venture operating income to cash NOI, see page 36.

(7)	Includes Digital Realty's share of cost at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

(8)	See page 32 for further details on the breakdown of the construction in progress balance.

(9)	Includes net deferred tax liability of approximately $140.6 million.

(10)	Includes Digital Realty's share of expected cost to complete at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

Consolidated Debt Analysis and Global Unsecured Revolving Credit Facility	Financial Supplement
Unaudited and in Thousands	Third Quarter 2019

	As of September 30, 2019
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	January 24, 2024	$1,345,641		2.223%
Global unsecured revolving credit facility - Hedged	January 24, 2024	306,905		2.949%	2.255%
Yen revolving credit facility	January 24, 2024	193,480		0.500%
Deferred financing costs, net		(12,514)
Total Global Unsecured Revolving Credit Facilities		$1,833,512	17%	2.163%	2.047%

Unsecured Term Loan (1)
Hedged variable rate portion of seven-year term loan	January 15, 2023	$300,000		3.028%	2.435%
Unhedged variable rate portion of five-year term loan	January 24, 2024	425,136		2.455%
Hedged variable rate portion of five-year term loan	January 24, 2024	74,397		2.950%	1.778%
Deferred financing costs, net		(3,301)
Total Unsecured Term Loan		$796,232	7%	2.716%	2.385%

Senior Notes
3.950% notes due 2022	July 1, 2022	$500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
2.750% notes due 2023	February 1, 2023	350,000		2.750%
4.750% notes due 2023	October 13, 2023	368,670		4.750%
2.625% notes due 2024	April 15, 2024	653,940		2.625%
2.750% notes due 2024	July 19, 2024	307,225		2.750%
4.250% notes due 2025	January 17, 2025	491,560		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
2.500% notes due 2026	January 16, 2026	1,171,643		2.500%
3.700% notes due 2027	August 15, 2027	1,000,000		3.700%
4.450% notes due 2028	July 15, 2028	650,000		4.450%
3.600% notes due 2029	July 1, 2029	900,000		3.600%
3.300% notes due 2029	July 19, 2029	430,115		3.300%
3.750% notes due 2030	October 17, 2030	675,895		3.750%
Unamortized discounts		(11,184)
Deferred financing costs, net		(48,726)
Total Senior Notes		$8,189,138	75%	3.549%

Total Unsecured Senior Notes		$8,189,138	75%	3.549%

Secured Debt
731 East Trade Street	July 1, 2020	$1,299		8.220%
Secured note due 2023	March 1, 2023	104,000		3.028%	2.611%
Unamortized net premiums		78
Deferred financing costs, net		(224)
Total Secured Debt		$105,153	1%	3.092%	2.680%

Total Indebtedness		$10,924,035	100%	3.252%	3.204%

Debt Summary
Total unhedged variable rate debt		$1,964,257	18%
Total fixed rate / hedged variable rate debt		9,035,649	82%
Total Consolidated Debt		$10,999,906	100%	3.252%	3.204% (2)

Global Unsecured Revolving Credit Facilities Detail as of September 30, 2019
	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$2,645,041	$754,754	$1,846,026

(1)	Maturity date assumes that all extensions will be exercised.

(2)	Debt instruments shown at coupon rates.

(3)	Net of letters of credit issued of $44.3 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	Third Quarter 2019

	As of September 30, 2019
	Interest Rate	2019	2020	2021	2022	2023	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	2.223%	—	—	—	—	—	$1,345,641	$1,345,641
Global unsecured revolving credit facility - Hedged	2.255% (2)	—	—	—	—	—	306,905	306,905
Yen revolving credit facility	0.500%	—	—	—	—	—	193,480	193,480
Total Global Unsecured Revolving Credit Facilities	2.047% (2)	—	—	—	—	—	$1,846,026	$1,846,026

Unsecured Term Loan (1)
Hedged variable rate portion of seven-year term loan	2.435% (2)	—	—	—	—	$300,000	—	$300,000
Unhedged variable rate portion of five-year term loan	2.455%	—	—	—	—	—	$425,136	425,136
Hedged variable rate portion of five-year term loan	1.778% (2)	—	—	—	—	—	74,397	74,397
Total Unsecured Term Loan	2.385% (2)	—	—	—	—	$300,000	$499,533	$799,533

Senior Notes
3.950% notes due 2022	3.950%	—	—	—	$500,000	—	—	$500,000
3.625% notes due 2022	3.625%	—	—	—	300,000	—	—	300,000
2.750% notes due 2023	2.750%	—	—	—	—	$350,000	—	350,000
4.750% notes due 2023	4.750%	—	—	—	—	368,670	—	368,670
2.625% notes due 2024	2.625%	—	—	—	—	—	$653,940	653,940
2.750% notes due 2024	2.750%	—	—	—	—	—	307,225	307,225
4.250% notes due 2025	4.250%	—	—	—	—	—	491,560	491,560
4.750% notes due 2025	4.750%	—	—	—	—	—	450,000	450,000
2.500% notes due 2026	2.500%	—	—	—	—	—	1,171,643	1,171,643
3.700% notes due 2027	3.700%	—	—	—	—	—	1,000,000	1,000,000
4.450% notes due 2028	4.450%	—	—	—	—	—	650,000	650,000
3.600% notes due 2029	3.600%	—	—	—	—	—	900,000	900,000
3.300% notes due 2029	3.300%	—	—	—	—	—	430,115	430,115
3.750% notes due 2030	3.750%	—	—	—	—	—	675,895	675,895
Total Senior Notes	3.549%	—	—	—	$800,000	$718,670	$6,730,378	$8,249,048

Secured Debt
Secured note due 2023	2.611% (2)	—	—	—	—	$104,000	—	$104,000
731 East Trade Street	8.220%	$166	$1,133	—	—	—	—	1,299
Total Secured Debt	2.680% (2)	$166	$1,133	—	—	$104,000	—	$105,299

Total unhedged variable rate debt		—	—	—	—	—	$1,964,257	$1,964,257
Total fixed rate / hedged variable rate debt		$166	$1,133	—	$800,000	$1,122,670	7,111,680	9,035,649

Total Debt	3.204%	$166	$1,133	—	$800,000	$1,122,670	$9,075,937	$10,999,906

Weighted Average Interest Rate		8.220%	8.220%	—	3.828%	3.310%	3.136%	3.204%

Summary

Weighted Average Term to Initial Maturity								6.0 Years

Weighted Average Maturity (assuming exercise of extension options)								6.1 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.

Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Third Quarter 2019

	As of September 30, 2019
	Unsecured Senior Notes (1)		Global Unsecured Revolving Credit Facilities
Debt Covenant Ratios (2)	Required	Actual	Required	Actual
Total outstanding debt / total assets (3)	Less than 60%	45%	Less than 60% (4)	40%
Secured debt / total assets (5)	Less than 40%	< 1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	225%	N/A	N/A
Consolidated EBITDA / interest expense (6)	Greater than 1.5x	4.1x	N/A	N/A
Fixed charge coverage		N/A	Greater than 1.5x	3.9x
Unsecured debt / total unencumbered asset value (7)		N/A	Less than 60%	40%
Unencumbered assets debt service coverage ratio		N/A	Greater than 1.5x	5.4x

(1)	The Unsecured Senior Notes are listed on page 17.

(2)
For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(3)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility, the term loan facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(4)
The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(5)
This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility, the term loan facility and the Yen facility.

(6)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(7)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility, the term loan facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Third Quarter 2019

Stabilized ("Same-Capital") Portfolio (1)

	Three Months Ended					Nine Months Ended
	30-Sep-19	30-Sep-18	% Change	30-Jun-19	% Change	30-Sep-19	30-Sep-18	% Change
Rental revenues	$431,175	$438,033	(1.6%)	$437,553	(1.5%)	$1,303,787	$1,319,887	(1.2%)
Tenant reimbursements - Utilities	89,924	90,653	(0.8%)	85,172	5.6%	258,353	264,160	(2.2%)
Tenant reimbursements - Other	43,447	47,104	(7.8%)	46,076	(5.7%)	134,337	134,087	0.2%
Interconnection & other	59,085	57,125	3.4%	58,171	1.6%	174,497	169,010	3.2%
Total Revenue	$623,631	$632,915	(1.5%)	$626,972	(0.5%)	$1,870,974	$1,887,144	(0.9%)

Utilities	$106,214	$108,623	(2.2%)	$98,570	7.8%	$301,761	$304,850	(1.0%)
Rental property operating	95,554	93,269	2.4%	97,119	(1.6%)	286,280	272,910	4.9%
Property taxes	28,184	27,116	3.9%	27,720	1.7%	82,557	72,265	14.2%
Insurance	2,541	2,355	7.9%	2,839	(10.5%)	7,961	7,859	1.3%
Total Expenses	$232,493	$231,363	0.5%	$226,248	2.8%	$678,559	$657,884	3.1%

Net Operating Income (2)	$391,138	$401,552	(2.6%)	$400,724	(2.4%)	$1,192,415	$1,229,260	(3.0%)

Less:
Stabilized straight-line rent	$421	($907)	(146.4%)	$1,057	(60.2%)	$3,457	$1,604	115.5%
Above- and below-market rent	(3,645)	(7,191)	(49.3%)	(4,774)	(23.6%)	(15,449)	(22,608)	(31.7%)
Cash Net Operating Income (3)	$394,362	$409,650	(3.7%)	$404,441	(2.5%)	$1,204,407	$1,250,264	(3.7%)

Stabilized Portfolio occupancy at period end (4)	87.5%	90.9%	(3.4%)	88.4%	(1.0%)	87.5%	90.9%	(3.4%)

(1)
Represents buildings owned as of December 31, 2017 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2018-2019, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 39.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 39.

(4)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended September 30, 2019	Third Quarter 2019

	Turn-Key Flex®		Powered Base Building ® (1)		Colocation		Non-Tech		Total
Leasing Activity - New (2) (3)	3Q19	LTM	3Q19	LTM	3Q19	LTM	3Q19	LTM	3Q19	LTM

Number of leases (4)	54	149	1	10	166	666	10	32	231	857
Rentable Square Feet Leased (5)	433,795	1,006,799	—	260,499	21,955	123,430	11,927	125,736	467,677	1,516,464
Initial stabilized cash rent per square foot	$121	$136	—	$49	$348	$268	$30	$13	$130	$122
GAAP base rent per square foot (6)	$122	$143	—	$52	$339	$264	$31	$13	$130	$127
Leasing cost per square foot	$15	$25	—	$29	$35	$28	$2	$5	$16	$24
Weighted Average Lease Term (years)	7.3	7.0		12.3	1.9	2.5	7.9	5.8	7.0	7.5

Net Effective Leasing Economics (7)
Base rent	$128	$142	—	$55	$339	$258	$32	$14	$136	$126
Rental concessions	$7	$6	—	$3	—	—	—	—	$6	$4
Estimated operating expense	$29	$29	—	—	$100	$94	$9	$4	$31	$27
Net Rent	$93	$107	—	$52	$238	$165	$23	$9	$98	$94

Tenant improvements	—	$1	—	—	—	—	—	—	—	$1
Leasing commissions	$2	$2	—	$2	$27	$19	—	—	$3	$3
Net Effective Rent	$91	$104	—	$50	$211	$146	$23	$8	$95	$90

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (2)	3Q19	LTM	3Q19	LTM	3Q19	LTM	3Q19	LTM	3Q19	LTM
Number of leases (4)	59	214	8	43	524	1,728	6	48	597	2,033
Rentable square feet renewed (5)	438,413	1,667,875	656,882	2,481,059	127,215	594,683	78,882	360,066	1,301,392	5,103,683
Expiring cash rent per square foot	$181	$169	$31	$36	$304	$270	$23	$16	$108	$105
Renewed cash rent per square foot	$201	$166	$32	$33	$310	$270	$22	$17	$116	$103
Cash Rental Rate Change	11.1%	(1.5%)	3.0%	(6.3%)	1.9%	(0.2%)	(3.8%)	8.3%	7.2%	(1.8%)

Expiring GAAP base rent per square foot (6)	$180	$159	$29	$32	$304	$270	$21	$15	$106	$100
Renewed GAAP base rent per square foot (6)	$200	$164	$36	$37	$310	$270	$22	$18	$117	$104
GAAP Base Rental Rate Change	11.4%	2.9%	22.0%	15.6%	1.9%	—	4.3%	22.4%	10.1%	4.1%

Leasing cost per square foot	$0	$7	$5	$10	$0	$0	$2	$5	$3	$7
Weighted Average Lease Term (years)	3.3	5.3	14.5	13.4	1.1	1.7	5.6	6.7	8.9	8.9

Retention Ratio (8)	67.5%	75.4%	87.4%	95.0%	85.6%	89.0%	66.2%	58.4%	78.0%	83.6%

(1)	Current quarter signings includes one PBB space without square feet.

(2)	Excludes short-term, roof and garage leases.

(3)	Includes leases for new and re-leased space.

(4)	The number of leases represents the leased-unit count; a lease may include multiple units.

(5)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(6)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(7)	All dollar amounts are per square foot averaged over lease term.

(8)	Based on square feet.

Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended September 30, 2019	Third Quarter 2019

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	3Q19	LTM	3Q19	LTM	3Q19	LTM	3Q19	LTM	3Q19	LTM

Number of leases (3)	60	169	1	9	157	664	4	28	222	870
Rentable Square Feet Leased (4)	563,800	1,517,426	51,615	422,453	33,277	145,075	5,352	127,343	654,044	2,212,297
Initial stabilized cash rent per square foot	$127	$135	$84	$34	$257	$229	$25	$12	$129	$115
GAAP base rent per square foot (5)	$130	$137	$94	$39	$254	$229	$26	$12	$133	$117
Leasing cost per square foot	$27	$21	$51	$16	$22	$24	$1	$3	$28	$20
Weighted Average Lease Term (years)	9.8	9.2	15.0	11.0	2.9	2.8	3.9	5.7	9.8	8.9

Net Effective Leasing Economics (6)
Base rent	$133	$141	$97	$41	$254	$230	$26	$12	$135	$120
Rental concessions	$3	$3	$3	$2	—	$1	$1	—	$2	$3
Estimated operating expense	$28	$29	—	—	$87	$93	$22	$3	$29	$26
Net Rent	$102	$109	$94	$39	$166	$136	$4	$9	$104	$92

Tenant improvements	$1	$1	—	—	—	—	—	—	$1	$1
Leasing commissions	$2	$10	$3	$1	$11	$15	—	—	$2	$8
Net Effective Rent	$99	$97	$91	$38	$155	$121	$3	$8	$101	$82

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	3Q19	LTM	3Q19	LTM	3Q19	LTM	3Q19	LTM	3Q19	LTM
Number of leases (3)	58	204	8	44	528	1,733	8	47	602	2,028
Rentable square feet renewed (4)	536,207	1,648,089	656,882	2,481,059	132,863	603,362	59,950	336,120	1,385,902	5,068,630
Expiring cash rent per square foot	$179	$159	$31	$36	$302	$271	$23	$16	$114	$103
Renewed cash rent per square foot	$189	$158	$32	$34	$308	$270	$23	$17	$119	$101
Cash Rental Rate Change	5.8%	(0.9%)	3.0%	(6.3%)	1.7%	(0.3%)	(2.6%)	9.8%	4.3%	(1.5%)

Expiring GAAP base rent per square foot (5)	$177	$151	$29	$32	$302	$271	$22	$15	$112	$98
Renewed GAAP base rent per square foot (5)	$189	$156	$36	$37	$307	$270	$23	$18	$121	$102
GAAP Base Rental Rate Change	7.0%	3.0%	22.0%	15.5%	1.7%	(0.1%)	1.8%	22.5%	7.5%	4.2%

Leasing cost per square foot	$2	$6	$5	$10	$0	$0	$3	$5	$3	$7
Weighted Average Lease Term (years)	3.8	5.5	14.5	13.4	1.2	1.8	5.0	6.8	8.7	9.0

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2019

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	3,451,706	13.7%
Month to Month (3)	469,858	1.9%	$62,218	2.8%	$132	$132	$62,218
2019	536,532	2.1%	95,047	4.3%	177	177	95,047
2020	2,256,120	8.9%	360,286	16.5%	160	160	361,633
2021	2,818,986	11.2%	313,223	14.3%	111	115	323,146
2022	2,612,901	10.4%	286,305	13.1%	110	116	302,691
2023	1,862,185	7.4%	204,829	9.4%	110	116	216,585
2024	2,100,995	8.3%	210,781	9.6%	100	111	232,626
2025	1,993,061	7.9%	186,484	8.5%	94	104	208,168
2026	1,169,984	4.6%	116,548	5.3%	100	124	144,552
2027	537,668	2.1%	48,830	2.2%	91	109	58,840
2028	516,881	2.1%	40,595	1.9%	79	94	48,491
Thereafter	4,896,228	19.4%	265,344	12.1%	54	72	350,143

Total / Wtd. Avg.	25,223,105	100.0%	$2,190,490	100.0%	$101	$110	$2,404,140

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	3,451,706	13.7%	—	—
2,500 or less	1,657,807	6.6%	$336,880	15.4%
2,501 - 10,000	2,641,898	10.5%	321,084	14.7%
10,001 - 20,000	5,924,765	23.5%	729,826	33.3%
20,001 - 40,000	4,425,865	17.6%	482,006	22.0%
40,001 - 100,000	3,799,951	15.0%	215,412	9.8%
Greater than 100,000	3,321,113	13.1%	105,282	4.8%

Total / Wtd. Avg.	25,223,105	100.0%	$2,190,490	100.0%

(1)
For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2019, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2019

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	1,480,139	—	—	—	—	—
Month to Month (3)	358,266	$37,171	1.7%	$104	$104	$37,171
2019	321,550	59,002	2.7%	183	183	59,002
2020	1,095,233	160,018	7.3%	146	147	161,393
2021	1,499,388	237,622	10.8%	158	164	246,563
2022	1,595,815	248,973	11.4%	156	166	264,799
2023	1,235,584	177,350	8.1%	144	152	188,404
2024	1,153,008	169,237	7.7%	147	163	188,078
2025	1,141,211	150,624	6.9%	132	148	168,879
2026	791,730	98,057	4.5%	124	156	123,716
2027	222,295	36,112	1.6%	162	195	43,275
2028	275,719	29,299	1.3%	106	126	34,747
Thereafter	1,826,723	177,283	8.2%	97	126	229,377

Total / Wtd. Avg.	12,996,661	$1,580,748	72.2%	$137	$152	$1,745,404

Powered Base Building®
Available	526,145	—	—	—	—	—
Month to Month (3)	5,615	$584	—	$104	$104	$584
2019	46,165	2,823	0.1%	61	61	2,823
2020	405,443	13,637	0.6%	34	33	13,527
2021	754,280	25,145	1.1%	33	34	25,977
2022	468,765	13,857	0.6%	30	30	14,210
2023	417,332	14,747	0.7%	35	37	15,277
2024	539,225	24,902	1.1%	46	51	27,592
2025	603,479	25,031	1.1%	41	47	28,200
2026	293,930	14,170	0.6%	48	56	16,315
2027	243,251	11,368	0.5%	47	57	13,911
2028	174,637	9,836	0.4%	56	69	12,088
Thereafter	2,349,748	81,256	3.8%	35	48	112,707

Total / Wtd. Avg.	6,828,015	$237,356	10.6%	$38	$45	$283,211

Colocation
Available	703,722	—	—	—	—	—
Month to Month (3)	85,379	$21,899	1.0%	$256	$256	$21,899
2019	99,374	32,434	1.5%	326	326	32,434
2020	586,428	182,596	8.3%	311	311	182,596
2021	178,536	44,664	2.0%	250	250	44,664
2022	79,686	16,670	0.8%	209	209	16,670
2023	52,784	10,642	0.5%	202	202	10,642
2024	93,255	10,789	0.5%	116	116	10,789
2025	29,083	7,282	0.3%	250	250	7,282
2026	11,195	2,997	0.1%	268	268	2,997
2027	—	—	—	—	—	—
2028	—	—	—	—	—	—
Thereafter	350	295	—	843	843	295

Total / Wtd. Avg.	1,919,792	$330,268	15.0%	$272	$272	$330,268

Non-Technical
Available	741,700	—	—	—	—	—
Month to Month (3)	20,598	$2,565	0.1%	$125	$125	$2,565
2019	69,443	788	—	11	11	788
2020	169,016	4,035	0.2%	24	24	4,118
2021	386,783	5,792	0.3%	15	15	5,941
2022	468,634	6,805	0.3%	15	15	7,011
2023	156,485	2,090	0.1%	13	14	2,263
2024	315,507	5,853	0.3%	19	20	6,168
2025	219,288	3,547	0.2%	16	17	3,807
2026	73,129	1,324	0.2%	18	21	1,524
2027	72,121	1,350	0.1%	19	23	1,654
2028	66,524	1,460	0.1%	22	25	1,656
Thereafter	719,409	6,509	0.3%	9	11	7,762

Total / Wtd. Avg.	3,478,637	$42,118	2.2%	$15	$17	$45,257

(1)
For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2019, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Third Quarter 2019

Customer		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Years
1	Fortune 50 Software Company	19	2,088,316	9.6%	$170,904	7.8%	8.6
2	Facebook, Inc.	18	1,097,783	5.0%	147,750	6.7%	5.0
3	IBM	28	1,039,185	4.8%	147,129	6.7%	3.9
4	Oracle America, Inc.	19	563,865	2.6%	73,822	3.4%	2.1
5	Fortune 25 Investment Grade-Rated Company	12	578,819	2.7%	71,883	3.3%	4.0
6	Cyxtera Technologies, Inc. (3)	16	1,398,268	6.4%	62,370	2.8%	12.3
7	LinkedIn Corporation	7	487,665	2.2%	60,423	2.8%	5.0
8	Equinix	21	959,055	4.4%	58,922	2.7%	9.6
9	Rackspace	11	612,029	2.8%	54,508	2.5%	8.4
10	Fortune 500 SaaS Provider	8	463,409	2.1%	44,795	2.0%	6.0
11	JPMorgan Chase & Co.	16	268,390	1.2%	35,805	1.6%	2.5
12	Comcast Corporation	25	182,662	0.8%	35,656	1.6%	6.2
13	DXC Technology Company (4)	11	244,478	1.1%	32,922	1.5%	3.6
14	Uber Technologies, Inc.	6	159,525	0.7%	28,914	1.3%	2.8
15	CenturyLink, Inc.	82	426,803	2.0%	27,838	1.3%	4.6
16	China Telecommunications Corporation	9	153,177	0.7%	26,734	1.2%	4.6
17	Verizon	61	216,300	1.0%	25,585	1.2%	4.0
18	Global Cloud Provider	14	329,731	1.5%	24,552	1.1%	1.9
19	Morgan Stanley	12	156,597	0.7%	23,654	1.1%	3.3
20	NTT Communications Company	16	237,384	1.1%	23,609	1.1%	2.2
	Total / Weighted Average		11,663,441	53.4%	$1,177,775	53.7%	6.5

(1)
Occupied square footage is calculated based on leases that commenced on or before September 30, 2019. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2019, multiplied by 12.

(3)
Represents leases with former CenturyLink, Inc. affiliates, which are our direct customers. Cyxtera Technologies, Inc. acquired the data center and colocation business, including such direct customers, of CenturyLink, Inc. in 2Q 2017.

(4)
Represents leases with former Hewlett Packard Enterprises affiliates, which are our direct customers. DXC Technology Company was formed in 2Q 2017 from the merger of Computer Sciences Corporation (CSC) and the Enterprise Services business of Hewlett Packard Enterprise.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Portfolio Summary	Financial Supplement
As of September 30, 2019	Third Quarter 2019

	As of
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Number of Data Centers (1)
Domestic	119	132	131	131	131
International	51	52	49	49	49
Unconsolidated joint ventures (1)	41	36	35	34	18
Held-for-sale	12	—	—	—	—
Total	223	220	215	214	198

Number of Buildings (1)
Domestic	130	143	143	143	143
International	51	52	49	49	49
Unconsolidated joint ventures (1)	42	37	36	35	19
Held-for-sale	12	—	—	—	—
Total	235	232	228	227	211

Number of Metropolitan Areas
Domestic	16	17	18	18	18
International	11	12	12	12	12
Unconsolidated joint ventures	8	7	6	5	2
Held-for-sale	1	—	—	—	—
Total	36	36	36	35	32

Net Rentable Square Feet (2)
Domestic	20,787,369	22,653,655	22,740,673	22,395,820	21,846,036
International	3,945,496	4,085,691	3,862,715	3,812,235	3,668,463
Unconsolidated joint ventures	4,069,898	3,132,152	2,948,110	2,926,578	2,404,279
Held-for-sale	1,377,405	—	—	—	—
Total	30,180,168	29,871,498	29,551,498	29,134,633	27,918,778

Active Development (3)
Domestic	2,038,978	1,797,831	1,766,810	2,041,887	2,650,862
International	1,087,451	1,135,461	959,355	786,318	927,125
Unconsolidated joint ventures	466,321	363,529	501,110	522,643	56,843
Total	3,592,750	3,296,821	3,227,275	3,350,848	3,634,830

Space Held for Development (4)
Domestic	1,073,082	942,449	1,119,292	1,121,084	1,129,833
International	711,850	749,812	683,910	684,760	686,532
Unconsolidated joint ventures	482,994	313,543	292,666	250,955	—
Total	2,267,926	2,005,804	2,095,868	2,056,799	1,816,365

Portfolio occupancy (5)	87.4%	87.8%	88.6%	89.0%	89.5%
Digital Realty's share occupancy (6)	86.3%	87.1%	88.0%	88.4%	89.0%
Stabilized "same-capital" pool occupancy (7)	87.5%	88.4%	89.4%	89.8%	90.9%

(1)
Includes 19 data centers held in the Ascenty joint venture consisting of 15 in São Paulo, two in Rio De Janiero, one in Fortaleza and one in Chile; 16 data centers held in our managed portfolio of unconsolidated joint ventures consisting of seven in Northern Virginia, four in Silicon Valley, three in Dallas, one in New York, and one in Hong Kong; and 6 data centers held in our unconsolidated non–managed joint ventures consisting of two in Seattle, two in Tokyo, and two in Osaka.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(3)	Space under active development includes current Base Building and Data Centers projects in progress (see page 30).

(4)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34).

(5)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio of buildings owned as of December 31, 2017 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2018-2019, buildings classified as held for sale, and buildings sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	Third Quarter 2019

Property	Annualized Rent (1)	Interconnection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$1,478,261	$3,194	$1,481,455	60.5%
Powered Base Building®	157,847	228	158,075	6.5%
Colocation	93,513	30,029	123,542	5.0%
Non-Technical	32,433	3	32,436	1.3%
Corporate Data Center Total	$1,762,052	$33,455	$1,795,508	73.3%

Internet Gateway Data Center
Turn-Key Flex®	$102,488	$1,031	$103,520	4.2%
Powered Base Building®	79,511	—	79,511	3.2%
Colocation	236,753	224,048	460,802	18.8%
Non-Technical	8,446	3	8,448	0.4%
Internet Gateway Data Center Total	$427,198	$225,083	$652,280	26.6%

Non-Data Center
Non-Technical	$1,240	—	$1,240	0.1%
Non-Data Center Total	$1,240	—	$1,240	0.1%

Total	$2,190,490	$258,538	$2,449,028	100.0%

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2019, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Product Overview by Metropolitan Area (1)	Financial Supplement
Turn-Key Flex® & Colocation	Third Quarter 2019

Metropolitan Area	IT Load / MW Capacity (2)	Leased Square Feet	Net Rentable Square Feet (3)	Occupancy % 9/30/19 (4)	Occupancy % 6/30/19 (4)

Northern Virginia	401.2	4,010,379	4,347,603	92.2%	93.8%
Chicago	162.2	1,743,674	2,015,997	86.5%	86.4%
Silicon Valley	105.5	970,396	1,025,511	94.6%	92.8%
Dallas	88.2	1,105,304	1,286,149	85.9%	84.1%
New York	49.3	875,531	1,155,983	75.7%	74.3%
Phoenix	42.5	522,814	641,465	81.5%	81.5%
San Francisco	27.9	365,541	507,505	72.0%	72.1%
Boston	19.0	197,039	375,026	52.5%	60.2%
Los Angeles	13.4	177,024	258,996	68.4%	61.9%
Houston	12.6	142,802	163,109	87.6%	87.6%
Other Metropolitan Areas	35.4	468,065	541,422	86.5%	77.7%
Total North America	957.2	10,578,569	12,318,766	85.9%	85.9%

London, United Kingdom	96.4	1,018,199	1,173,131	86.8%	90.2%
Amsterdam, Netherlands	28.6	169,649	266,418	63.7%	55.9%
Frankfurt, Germany	12.9	126,359	165,984	76.1%	53.9%
Other Metropolitan Areas	11.1	163,043	222,829	73.2%	81.7%
Total Europe	149.1	1,477,250	1,828,362	80.8%	81.5%

Singapore	39.1	398,296	404,723	98.4%	98.7%
Other Metropolitan Areas	29.9	278,478	364,602	76.4%	58.4%
Total Asia/Pacific	69.0	676,774	769,325	88.0%	76.4%

Total	1,175.3	12,732,593	14,916,453	85.4%	84.8%

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load/MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes buildings classified as held-for-sale.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)
Occupancy excludes space under active development and space held for development. Excludes buildings classified as held-for-sale. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2019

					Occupancy (5)
Metropolitan Area	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-19	30-Jun-19	TKF & Colo IT Load (6)

North America

Northern Virginia	5,140,044	908,090	83,220	$501,999	92.5%	93.4%	386.1
Chicago	3,040,208	382,892	152,362	291,639	87.2%	87.1%	162.2
New York	2,049,115	34,010	136,859	204,692	82.3%	82.5%	48.6
Silicon Valley	2,251,021	65,594	—	198,184	95.3%	95.4%	105.5
Dallas	3,354,328	18,719	213,516	187,892	81.4%	80.6%	88.2
Phoenix	914,035	—	108,926	85,958	67.4%	67.4%	42.5
San Francisco	787,083	61,210	—	67,529	77.0%	71.5%	27.9
Atlanta	525,414	—	313,581	48,694	93.1%	92.8%	7.1
Los Angeles	802,878	15,601	—	41,810	85.6%	86.0%	13.4
Toronto, Canada	232,980	38,719	544,310	22,823	92.8%	67.8%	16.8
Boston	467,519	—	50,649	21,566	55.0%	61.8%	19.0
Houston	392,816	—	13,969	19,559	81.8%	81.8%	12.6
Austin	85,688	—	—	8,898	65.2%	65.2%	4.3
Miami	226,314	—	—	7,615	88.9%	88.8%	1.3
Portland	48,574	552,862	—	6,361	84.9%	84.8%	4.5
Minneapolis/St. Paul	328,765	—	—	5,798	100.0%	100.0%	—
Charlotte	95,499	—	—	4,771	88.0%	88.0%	1.5
North America Total/Weighted Average	20,742,281	2,077,697	1,617,392	$1,725,788	86.2%	85.9%	941.5

EUROPE

London, United Kingdom	1,457,196	137,352	99,355	$202,013	87.7%	90.4%	96.4
Amsterdam, Netherlands	563,197	112,569	68,185	48,621	82.6%	82.5%	28.6
Dublin, Ireland	330,180	26,646	—	21,996	60.9%	89.6%	11.1
Frankfurt, Germany	167,799	240,316	—	17,934	75.9%	54.1%	12.9
Paris, France	185,994	96,402	—	7,022	100.0%	100.0%	—
Geneva, Switzerland	59,190	—	—	1,715	100.0%	100.0%	—
Manchester, England	38,016	—	—	1,711	100.0%	100.0%	—
Europe Total/Weighted Average	2,801,572	613,285	167,540	$301,012	84.0%	87.5%	149.0

ASIA PACIFIC

Singapore	540,638	344,826	—	$91,481	94.9%	94.7%	39.1
Sydney	223,736	90,621	—	22,253	80.5%	80.7%	14.9
Melbourne	146,570	—	—	16,498	79.3%	79.3%	9.6
Asia Pacific Total/Weighted Average	910,944	435,447	—	$130,232	88.8%	88.7%	63.6

Non-Data Center Properties	278,068	—	—	$1,240	100.0%	100.0%	—

Consolidated Portfolio Total/Weighted Average	24,732,865	3,126,429	1,784,932	$2,158,272	86.2%	86.3%	1,154.1

Held For Sale	1,377,405	—	—	$35,935	100.0%	100.0%	—

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia	1,250,419	—	—	$91,231	100.0%	100.0%	75.2
Hong Kong	178,505	—	7,795	19,105	75.7%	75.7%	11.0
Silicon Valley	326,305	—	—	13,208	100.0%	100.0%	—
Dallas	319,876	—	—	5,419	82.4%	82.4%	—
New York	108,336	—	—	3,460	100.0%	100.0%	3.4
Managed Unconsolidated Portfolio Total/Weighted Average	2,183,441	—	7,795	$132,423	95.4%	95.4%	89.6

Managed Portfolio Total/Weighted Average	26,916,306	3,126,429	1,792,727	$2,290,695	86.9%	87.1%	1,243.7

Digital Realty Share Total/Weighted Average (7)	25,223,104	3,110,672	1,788,830	$2,190,490	86.3%	86.4%	1,175.3

NON-MANAGED JOINT VENTURES (8)

São Paulo	671,072	254,853	427,553	$107,316	96.7%	96.0%	53.2
Seattle	451,369	—	—	57,713	98.0%	98.0%	28.5
Tokyo	430,277	—	—	33,768	93.8%	93.7%	15.5
Osaka	167,092	164,994	—	22,537	65.5%	89.2%	21.6
Fortaleza	94,205	—	—	10,017	100.0%	100.0%	6.0
Rio De Janeiro	72,442	—	26,781	9,525	100.0%	100.0%	6.0
Chile	—	46,474	20,865	—	N/A	N/A	—
Non-Managed Portfolio Total/Weighted Average	1,886,457	466,321	475,199	$240,876	93.9%	95.9%	130.8

Portfolio Total/Weighted Average	28,802,763	3,592,750	2,267,926	$2,531,571	87.4%	87.6%	1,374.5

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 30).

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34).

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2019, multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
TKF & Colo IT Load represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(8)	During the first quarter of 2019, Digital Realty and Brookfield Infrastructure, an affiliate of Brookfield Asset Management, formed a joint venture entity which owns Ascenty.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Third Quarter 2019

	Base Building Construction					Data Center Construction

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	1	382,892	$123,195	$1,636	$124,831	—	—	—	—	—	—		—			1	382,892	$123,195	$1,636	$124,831
Dallas	—	—	—	—	—	1	18,719	967	$1,980	$12,573	$14,553	—	1Q20			1	18,719	1,980	12,573	14,553
Los Angeles	—	—	—	—	—	1	15,601	450	7,618	1,614	9,232	—	4Q19			1	15,601	7,618	1,614	9,232
New York	—	—	—	—	—	2	34,010	2,400	9,610	29,690	39,300	50.0%	2Q20			2	34,010	9,610	29,690	39,300
Northern Virginia	2	675,775	105,998	10,013	116,012	2	232,315	26,000	133,892	39,201	173,093	30.8%	4Q19			3	908,090	239,890	49,214	289,104
Portland	1	420,116	38,452	63,535	101,987	1	132,746	12,000	12,817	109,246	122,064	100.0%	2Q20			1	552,862	51,269	172,781	224,050
San Francisco	1	61,210	6,385	15,544	21,929	—	—	—	—	—	—		—			1	61,210	6,385	15,544	21,929
Silicon Valley (5)	1	65,594	6,345	33,542	39,887	—	—	—	—	—	—	—	—			1	65,594	6,345	33,542	39,887
Toronto	—	—	—	—	—	1	38,719	3,000	30,128	20,811	50,939	50.0%	2Q20			1	38,719	30,128	20,811	50,939
North America	6	1,605,587	$280,376	$124,270	$404,646	8	472,110	44,817	$196,044	$213,136	$409,180	50.7%		8.6%	8.3%	12	2,077,697	$476,420	$337,406	$813,826

Amsterdam, Netherlands	1	75,046	$32,668	$6,417	$39,086	1	37,523	5,000	$38,561	$14,627	$53,188	—	4Q19			1	112,569	$71,229	$21,044	$92,273
Dublin, Ireland	—	—	—	—	—	1	26,646	2,000	11,959	8,704	20,663	—	4Q19			1	26,646	11,959	8,704	20,663
Frankfurt, Germany	—	—	—	—	—	2	240,316	19,000	71,234	138,871	210,105	84.2%	3Q20			2	240,316	71,234	138,871	210,105
London, United Kingdom	1	64,274	15,220	4,000	19,220	2	73,078	7,434	68,264	19,737	88,001	—	4Q19			2	137,352	83,485	23,737	107,221
Paris, France	1	48,201	3,824	24,376	28,200	1	48,201	6,000	3,824	60,877	64,701	—	1Q21			1	96,402	7,647	85,253	92,901
Europe	3	187,521	$51,712	$34,793	$86,506	7	425,764	39,434	$193,842	$242,816	$436,657	40.6%		8.4%	8.9%	7	613,285	$245,554	$277,609	$523,163

Singapore	1	275,861	$16,839	$82,154	$98,994	1	68,965	9,000	$7,128	$62,391	$69,519	—	3Q20			1	344,826	$23,967	$144,545	$168,512
Sydney, Australia	1	90,621	32,491	8,143	40,634	—	—	—	—	—	—	—	—			1	90,621	32,491	8,143	40,634
Asia Pacific	2	366,482	49,330	90,298	139,628	1	68,965	9,000	$7,128	$62,391	$69,519	11.8%		14.8%	14.0%	2	435,447	$56,458	$152,688	$209,147

Total	11	2,159,590	$381,418	$249,361	$630,780	16	966,839	93,251	$397,014	$518,342	$915,356	41.5%		9.0%	9.0%	21	3,126,429	$778,432	$767,704	$1,546,136

(1)	Represents costs incurred through September 30, 2019.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

(5)	100% pre-leased as Power Based Building.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	Third Quarter 2019

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Boston	1	6,413	217	$3,399	—
Chicago	2	176,231	17,394	161,905	—
Dallas	1	70,498	6,000	51,517	66.7%
New York	1	17,000	1,200	16,376	100.0%
Northern Virginia	2	29,565	3,200	26,917	37.5%
North America	7	299,707	28,011	$260,115	22.8%	10.8%	10.3%

Amsterdam, Netherlands	1	68,360	7,000	$66,055	—
Dublin, Ireland	1	12,413	1,700	15,257	—
London, United Kingdom	2	19,802	2,092	18,419	—
Europe	4	100,575	10,792	$99,732	—	8.7%	8.3%

Melbourne, Australia	1	21,241	2,400	$21,974	—
Sydney, Australia	1	40,606	4,200	43,682	—
Asia Pacific	2	61,847	6,600	$65,657	—	12.3%	11.8%

Subtotal Consolidated Portfolio	13	462,129	45,403	$425,503	14.1%	10.6%	9.9%

Hong Kong	1	26,624	2,830	$27,410	12.9%
Subtotal Unconsolidated JV (4)	1	26,624	2,830	$27,410	12.9%	8.4%	8.1%

Grand Total	14	488,753	48,233	$452,914	14.0%	10.4%	9.9%

(1)	In-service inventory requiring lease commencement.

(2)
Represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project as of September 30, 2019.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

(4)	Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture levels. For each of Hong Kong, Digital Realty's ownership percentage is 50%.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2019

Construction Projects in Progress	Net Rentable Square Feet (5)	Acreage	Current Investment (6)	Future Investment (7)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	213.7	$150,265		$150,265
Development Construction in Progress
Land - Current Development (1)	N/A	733.8	$511,017	—	$511,017
Space Held for Development (1)	1,784,932	N/A	308,392	—	308,392	$173
Base Building Construction (2)	2,159,590	N/A	381,418	$249,361	630,779	292
Data Center Construction	966,839	N/A	397,014	518,342	915,356	947
Equipment Pool & Other Inventory (3)	N/A	N/A	37,800	—	37,800
Campus, Tenant Improvements & Other (4)	N/A	N/A	11,489	16,387	27,876
Total Development Construction in Progress	4,911,361	733.8	$1,647,130	$784,090	$2,431,220

Enhancement & Other			$3,364	$2,784	$6,148
Recurring			7,923	21,138	29,061
Total Construction in Progress		947.5	$1,808,682	$808,012	$2,616,694

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(4)
Represents improvements in progress as of September 30, 2019 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.

(5)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.

(6)	Represents costs incurred through September 30, 2019. Excludes costs incurred by unconsolidated joint ventures.

(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Third Quarter 2019

	Three Months Ended					Nine Months Ended
	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Sep-19	30-Sep-18

Non-Recurring Capital Expenditures (1)
Development	$274,752	$329,601	$328,017	$343,887	$279,255	$932,370	$771,262
Enhancements and Other Non-Recurring	195	1,185	1,079	3,655	1,537	2,459	10,585
Total Non-Recurring Capital Expenditures	$274,947	$330,786	$329,096	$347,542	$280,792	$934,829	$781,847

Recurring Capital Expenditures (2)	$48,408	$39,515	$38,059	$47,951	$22,500	$125,982	$84,275

Total Direct Capital Expenditures	$323,355	$370,301	$367,155	$395,493	$303,292	$1,060,811	$866,122

Indirect Capital Expenditures
Capitalized Interest	$9,936	$9,493	$10,897	$9,462	$9,725	$30,326	$25,274
Capitalized Overhead	11,910	11,511	11,214	19,022	19,214	34,635	54,676
Total Indirect Capital Expenditures	$21,846	$21,004	$22,111	$28,484	$28,939	$64,961	$79,950

Total Improvements to and Advances for Investment in Real Estate	$345,201	$391,305	$389,266	$423,977	$332,231	$1,125,772	$946,072

Consolidated Portfolio Net Rentable Square Feet (3)	25,223,104	27,088,816	26,952,858	26,557,525	25,839,445	25,223,104	25,839,445

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	Third Quarter 2019

	Land Inventory (1)				Space Held for Development

Metropolitan Area	# of Locations	Acres	Land - Held for Development	Land - Current Development	# of Locations	Total Square Feet	Current Investment (2)
Atlanta	—	—	—	—	1	313,581	$25,621
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	$25,247	—	6	152,362	55,286
Dallas	3	116.3	31,048	—	4	213,516	18,043
Houston	—	—	—	—	1	13,969	2,726
New York	1	34.2	42,074	—	6	136,859	33,511
Northern Virginia	8	671.7	24,364	$369,319	4	83,220	2,128
Phoenix	2	56.5	—	14,669	1	108,926	12,530
Portland	1	23.4	—	23,584	—	—	—
Silicon Valley	1	13.0	—	57,636	—	—	—
Toronto, Canada	—	—	—	—	1	544,310	88,459
North America	17	916.4	$122,733	$465,209	25	1,617,392	$261,927

Amsterdam, Netherlands	—	—	—	—	2	68,185	$17,569
Dublin, Ireland	2	5.0	$6,340	—	—	—	—
Frankfurt, Germany	—	—	—	—	—	—	—
London, United Kingdom	1	6.7	15,861	—	3	99,355	28,897
Europe	3	11.7	$22,201	—	5	167,540	$46,465

Melbourne, Australia	1	4.1	—	$1,837	—	—	—
Osaka, Japan	2	11.7	$5,331	7,290	—	—	—
Sydney, Australia	1	3.5	—	8,463	—	—	—
South Korea	1	0.5	—	15,764	—	—	—
Asia Pacific	5	19.8	$5,331	$33,355	—	—	—

Consolidated Portfolio	25	948.0	$150,265	$498,564	30	1,784,932	$308,392

Hong Kong	—	—	—	—	1	7,795	—
Tokyo	1	5.0	—	$12,452	—	—	—
Subtotal JV (3)	1	5.0	—	$12,452	1	7,795	—

Grand Total	26	953.0	$150,265	$511,017	31	1,792,727	$308,392

(1)	Represents buildings acquired to support ground-up development.

(2)	Represents costs incurred through September 30, 2019. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

(3)
Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture levels. For each of Tokyo and Hong Kong, Digital Realty's ownership percentage is 50%.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Third Quarter 2019

Closed Acquisitions:
Property	Acquisition Type	Metropolitan Area	Date Acquired	Purchase Price (1)	Cap Rate (2)	Net Rentable Square Feet (3)	Square Feet Under Development	Square Feet Held For Development	% of Total Net Rentable Square Feet Occupied (4)
ICN10 (5)	Land	Seoul	8/30/2019	$14,732
Total				$14,732		—	—	—	—

Closed Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (2)	Net Rentable Square Feet (3)	Square Feet Held For Development	% of Total Net Rentable Square Feet Occupied (4)
	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—

Closed Joint Venture Contributions:
Property	Acquisition Type	Metropolitan Area	Date	Contribution Price	Cap Rate (2)	Net Rentable Square Feet (3)	Square Feet Under Development	Square Feet Held For Development	% of Total Net Rentable Square Feet Occupied (4)
	—	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—	—

(1)	Represents the purchase price before contractual purchase price adjustments, transaction expenses, taxes and potential currency fluctuations.

(2)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(4)	Occupancy excludes space under development and space held for development.

(5)	Site is located in the Sangam Digital Media City in northwest Seoul. Purchase price of approximately KRW 17.6 billion converted to USD at an assumed exchange rate of 1,194 KRW / USD.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	Third Quarter 2019

	As of September 30, 2019
Summary Balance Sheet - at the JV's 100% Share	Ascenty	Clise (1)	CenturyLink (2)	Mitsubishi	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$558,587	$190,799	$179,551	$559,402	$426,482	$126,572	$27,136	$2,068,529
Accumulated depreciation & amortization	(26,565)	(116,204)	(31,806)	(13,399)	(58,390)	(16,059)	(5,834)	(268,257)
Net Book Value of Operating Real Estate	$532,022	$74,595	$147,745	$546,003	$368,092	$110,513	$21,302	$1,800,272
Other assets	1,538,695	27,206	58,892	155,685	56,875	20,698	3,336	1,861,387
Total Assets	$2,070,717	$101,801	$206,637	$701,688	$424,967	$131,211	$24,638	$3,661,659

Debt	628,531	182,569	—	231,325	210,843	101,851	4,750	1,359,869
Other liabilities	84,950	5,414	9,224	49,870	71,827	2,810	139	224,234
Equity / (deficit)	1,357,236	(86,182)	197,413	420,493	142,297	26,550	19,749	2,077,556
Total Liabilities and Equity	$2,070,717	$101,801	$206,637	$701,688	$424,967	$131,211	$24,638	$3,661,659

Digital Realty's ownership percentage	49.0% (3)	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$320,551	$91,285	—	$115,663	$42,169	$20,370	$808	$590,846

	Three Months Ended September 30, 2019
Summary Statement of Operations - at the JV's 100% Share	Ascenty	Clise (1)	CenturyLink (2)	Mitsubishi	Prudential	Griffin	Colovore	Total

Total revenues	$39,413	$16,526	$5,974	$23,158	$10,352	$5,439	$2,731	$103,593
Operating expenses	(14,216)	(5,718)	(2,469)	(11,502)	(2,289)	(2,406)	(1,726)	(40,326)
Net Operating Income (NOI)	$25,197	$10,808	$3,505	$11,656	$8,063	$3,033	$1,005	$63,267

Straight-line rental revenue	—	$208	($161)	($331)	($165)	$233	—	($216)
Above- and below-market rent	—	—	—	—	(822)	924	—	102
Cash Net Operating Income (NOI)	$25,197	$11,016	$3,344	$11,325	$7,076	$4,190	$1,005	$63,153

Interest expense	($12,161)	($1,714)	—	($922)	($2,540)	($1,327)	($212)	($18,876)
Depreciation & amortization	(19,080)	(1,491)	($2,005)	(1,904)	(3,069)	(2,342)	(575)	(30,466)
Other income / (expense)	(57)	34	(201)	(3,223)	(11)	(93)	(53)	(3,604)
FX remeasurement	(47,351)	—	—	—	—	—	—	(47,351)
Total Non-Operating Expenses	($78,649)	($3,171)	($2,206)	($6,049)	($5,620)	($3,762)	($840)	($100,297)

Net Income / (Loss)	($53,452)	$7,637	$1,299	$5,607	$2,443	($729)	$165	($37,030)

Digital Realty's ownership percentage	49.0% (3)	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$12,850	$5,404	$1,753	$5,828	$1,613	$607	$171	$28,226

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$12,850	$5,508	$1,672	$5,663	$1,415	$838	$171	$28,117

Digital Realty's income (loss) from unconsolidated JVs	($27,856)	$4,158	$649	$2,180	$835	$746	$28	($19,260)

Digital Realty's Pro Rata Share of CFFO (4)	$6,024	$4,904	$1,652	$3,132	$1,449	$1,214	$126	$18,501

Digital Realty's Fee Income from JV	—	—	$281	$384	$485	$398	—	$1,548

(1)	Formerly known as 2001 Sixth Avenue and 2020 Fifth Avenue and represents the aggregation of the two properties.

(2)	Formerly known as 33 Chun Choi Street.

(3)	Equity in income pick-up comprised of 49% DLR percentage interest and 2% owned by management, with a corresponding offset for the 2% in minority interest.

(4)	For a definition of CFFO, see page 38.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	Third Quarter 2019

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18

Net Income Available to Common Stockholders	$49,827	$31,738	$95,869	$31,230	$67,268
Interest	84,574	86,051	101,552	84,883	80,851
Loss from early extinguishment of debt	5,366	20,905	12,886	1,568	—
Tax (benefit) expense	4,826	4,634	4,266	(5,843)	2,432
Depreciation & amortization	286,718	290,562	311,486	299,362	293,957
EBITDA	$431,311	$433,890	$526,059	$411,200	$444,508
Unconsolidated JV real estate related depreciation & amortization	13,612	13,623	3,851	3,615	3,775
Severance, equity acceleration, and legal expenses	123	665	1,483	602	645
Transaction and integration expenses	4,115	4,210	2,494	25,917	9,626
(Gain) on sale / deconsolidation	—	—	(67,497)	(7)	(26,577)
Impairment of investments in real estate	—	—	5,351	—	—
Other non-core adjustments, net	6,436	(13,476)	(13,806)	1,471	2,269
Non-controlling interests	1,077	1,156	4,185	1,038	2,667
Preferred stock dividends, including undeclared dividends	16,670	16,670	20,943	20,329	20,329
Issuance costs associated with redeemed preferred stock	—	11,760	—	—	—
Adjusted EBITDA	$473,344	$468,498	$483,063	$464,165	$457,242

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18

Total GAAP interest expense	$84,574	$86,051	$101,552	$84,883	$80,851
Capitalized interest	9,936	9,493	10,897	9,462	9,725
Change in accrued interest and other non-cash amounts	8,490	(20,656)	2,521	(43,892)	20,151
Cash Interest Expense (2)	$103,000	$74,888	$114,970	$50,453	$110,727

Scheduled debt principal payments	163	159	153	153	150
Preferred dividends	16,670	16,670	20,943	20,329	20,329
Total Fixed Charges (3)	$111,343	$112,373	$133,545	$114,827	$111,055

Coverage
Interest coverage ratio (4)	5.0x	4.9x	4.3x	4.9x	5.0x
Cash interest coverage ratio (5)	4.6x	6.3x	4.2x	9.2x	4.1x
Fixed charge coverage ratio (6)	4.3x	4.2x	3.6x	4.0x	4.1x
Cash fixed charge coverage ratio (7)	4.0x	5.1x	3.6x	6.5x	3.5x

Leverage
Debt to total enterprise value (8) (9)	27.1%	28.8%	27.3%	31.3%	26.5%
Debt plus preferred stock to total enterprise value (9)(10)	29.9%	31.8%	31.2%	34.8%	30.2%
Pre-tax income to interest expense (11)	1.8x	1.7x	2.2x	1.6x	2.1x
Net Debt to Adjusted EBITDA (12)	6.1x	6.1x	5.5x	6.2x	5.2x

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest, excluding bridge facility fees.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)	Mortgage debt and other loans divided by market value of equity plus debt plus preferred stock.

(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock. See page 7 for definition of market value of common equity.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus Digital Realty's share of joint venture debt, less cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2019

Definitions

Funds From Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, (vii) gain on contribution to unconsolidated joint venture, net of related tax, and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense, (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, severance, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, equity in earnings adjustment for non-core items, other non-core adjustments, net, noncontrolling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2019

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.
Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended September 30, 2019, GAAP interest expense was $85 million, capitalized interest was $10 million and scheduled debt principal payments and preferred dividends was $17 million.

	Three Months Ended			Nine Months Ended
Reconciliation of Net Operating Income (NOI) (in thousands)	30-Sep-19	30-Jun-19	30-Sep-18	30-Sep-19	30-Sep-18

Operating income	$164,767	$148,972	$139,065	$455,282	$426,940

Fee income	(3,994)	(925)	(1,469)	(6,840)	(4,945)
Other income	—	(486)	(518)	(1,050)	(1,903)
Depreciation and amortization	286,718	290,562	293,957	888,766	887,534
General and administrative	49,862	52,318	40,997	154,156	121,563
Severance, equity acceleration, and legal expenses	123	665	645	2,271	2,701
Transaction expenses	4,115	4,210	9,626	10,819	19,410
Impairment in investments in real estate	—	—	—	5,351	—
Other expenses	92	7,115	1,139	12,129	1,722

Net Operating Income	$501,683	$502,431	$483,442	$1,520,884	$1,453,022

Cash Net Operating Income (Cash NOI)

Net Operating Income	$501,683	$502,431	$483,442	$1,520,884	$1,453,022

Straight-line rental revenue	(12,764)	(13,033)	(10,511)	(41,776)	(29,266)
Straight-line rental expense	(192)	396	2,479	1,381	7,770
Above- and below-market rent amortization	2,824	3,954	6,552	12,988	20,012

Cash Net Operating Income	$491,551	$493,748	$481,962	$1,493,477	$1,451,538

Forward-Looking Statements	Financial Supplement
Third Quarter 2019

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: expected physical settlement of the forward sale agreements and use of proceeds from any such settlement, our expected investment and expansion activity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company's FFO, core FFO and net income, 2019 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2019 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	reduced demand for data centers or decreases in information technology spending;

•	the competitive environment in which we operate;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•
the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;

•	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;

•	breaches of our obligations or restrictions under our contracts with our customers;

•	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;

•	the impact of current global and local economic, credit and market conditions;

•	our inability to retain data center space that we lease or sublease from third parties;

•	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;

•	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;

•	financial market fluctuations and changes in foreign currency exchange rates;

•
adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;

•	our inability to manage our growth effectively;

•	losses in excess of our insurance coverage;

•	environmental liabilities and risks related to natural disasters;

•	our inability to comply with rules and regulations applicable to our company;

•	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;

•	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;

•	restrictions on our ability to engage in certain business activities; and

•	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates;

•	our ability to attract and retain qualified personnel and to attract and retain customers; and

•	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.